Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K/A

                              AMENDMENT NO. 1

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                       Date of report: January 10, 2003

             Date of earliest event reported: December 20, 2002



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                                   43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)



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This Form 8-K/A amends the current report on Form 8-K filed December 23,
2002 to add that there were no disagreements with Deliotte & Touche LLP from our fiscal year end of September 30, 2002 through the subsequent interim period ending December 20, 2002.


Item 4. Changes in Registrant's Certifying Accountant

On December 20, 2002, the Board of Directors and the Audit Committee of NASB Financial, Inc. ("NASB" or the "Company") appointed the firm of BKD, LLP and dismissed Deloitte and Touche LLP as the Company's independent auditors for its fiscal year ended September 30, 2003. This appointment will be presented to stockholders for ratification at the Company's annual meeting on January 28, 2003. If the stockholders do not ratify the selection of BKD, LLP, the selection will be reconsidered by the Board of Directors.

BKD, LLP has advised NASB that neither the firm nor any present member or associate of the firm has any financial interest, direct or indirect, in the Company, nor any connection with the Company, in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

NASB's independent certified public auditors for fiscal year ended September 30, 2002 were Deloitte & Touche LLP. For fiscal years ended September 30, 2002 and 2001, Deloitte & Touche LLP has issued their unqualified opinion on the financial statements of NASB Financial, Inc. In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 2002 and 2001, and for the subsequent interim period through December 20, 2002, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its report. The Company has requested Deloitte & Touche LLP to furnish a letter addressed to the Office of Thrift Supervision stating whether it agrees with the above statements. A copy of that letter dated December 20, 2002, is filed as Exhibit 99.77K to this Form 8-K.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 1 - Letter from Deloitte & Touche, LLP stating that it agrees with the above statements

                                   1
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NASB FINANCIAL, INC.

January 10, 2003                     By:    /s/ Keith B. Cox
                                            Keith B. Cox
                                            President


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